CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated April 2, 1997, in this Registration Statement (Form N-1A 33-46490) of Dreyfus BASIC Money Market Fund, Inc.




                                               ERNST & YOUNG LLP


New York, New York
June 13, 1997